Exhibit 99.1

Date: April 15, 2020	NEWS RELEASE
Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

Hubbell Announces First Quarter 2020 Earnings Date and Provides Update on COVID-19 Response

Shelton, CT, April 15, 2020 (GLOBE NEWSWIRE) — Hubbell today announced that it will release first quarter 2020 financial results prior to the opening of the market on April 30, 2020. The Company will then webcast its Analysts’ Conference Call to discuss the results at 10:00 AM ET.

These preliminary results are anticipated to be consistent with the Company’s previously communicated expectation to deliver modest growth in adjusted diluted earnings per share relative to the first quarter of 2019. Strong results in the Utility Solutions segment driven by ongoing grid modernization and renewable energy trends, as well as footprint optimization productivity initiatives and positive price/cost drove performance in the first quarter. These factors allowed the Company to overcome headwinds incurred in the quarter as a result of disruptions related to the COVID-19 pandemic, primarily in the Electrical segment.

As a result of the challenging and highly uncertain economic environment, Hubbell also today announced that it is withdrawing 2020 guidance and provided an update on actions the Company is taking in response to current and anticipated impacts of the COVID-19 pandemic.

“At Hubbell, our priority is the safety and well-being of our employees, extended families, our customers and suppliers, our communities, and our shareholders,” said Chairman and CEO Dave Nord. “Hubbell provides mission-critical electrical and utility solutions which enable our customers to operate critical infrastructure safely, reliably and efficiently. We are committed to supporting our customers with high quality and reliable products, and are continuing work in our manufacturing locations where possible, while protecting the safety of our employees by implementing expanded cleaning, safety and social-distancing protocols in our plants and warehouses, mandating remote work where possible, and offering emergency paid leave related to COVID-19.”

As we consider the anticipated challenges we expect to face relating to the COVID-19 pandemic, we have reviewed all aspects of our business and implemented a series of cost management actions to sustain the organization through this economic uncertainty, including:

•	The Board of Directors will forego its quarterly retainer payments for the second quarter

•	Senior executives will take a 25% salary reduction in the second quarter

•	All other executives will take a 15% salary reduction in the second quarter

•	Salaried employees will take a 2-week furlough sometime during the second quarter

•	Various other discretionary cost reduction and cash preservation actions

Concurrent with these cost actions, we are also providing additional support to our hourly employees that manufacture the products that are so essential to our communities. To that end, we are paying all applicable hourly employees with additional appreciation bonus pay during the second quarter.

To maximize our financial flexibility, the Company has also drawn $225 million of an available $750 million on its revolving credit facility. This was a proactive measure we took to further bolster our strong liquidity position in the event that economic conditions worsen significantly.

Mr. Nord concluded, “We are committed to ensuring we come out on the other side of this challenging period in a position of strength to meet the demands of our customers. These steps, along with reducing discretionary and non-essential spending, will help protect Hubbell’s ability to serve the critical infrastructure needs of our customers in the future. We will continue to reevaluate our next steps as the situation continues to evolve.”

Conference Call Details

The full text of the press release announcing the results will be posted on Hubbell’s corporate website under the Press Release section. You can also access this information by going to www.hubbell.com and selecting “Investors” from the options at the bottom of the page and then “Press Releases” from the drop-down menu.

The live audio of the conference call and accompanying materials will also be available and can be accessed by visiting Hubbell’s Events and Presentations section. You can also access this information by going to www.hubbell.com and selecting “Investors” from the options at the bottom of the page and then “Events/Presentations” from the drop-down menu.

Audio replays of the conference call are available in three ways:

1.	Two hours after the conclusion of the original conference call by calling (855) 859-2056 and using passcode number 9341227. The replay will remain available until May 30, 2020 at 11:59 PM ET.

2.	One hour after the call by going to www.hubbell.com and selecting “Investors” from the options at the bottom of the page and then “Events/Presentations” from the drop-down menu.

3.

As a podcast 24 hours after the original conference call by going to www.hubbell.com and selecting “Investors” from the options at the bottom of the page and then “Events/Presentations” from the drop-down menu, then selecting “Past Events”.

Forward Looking Statements

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, condition and outlook, anticipated end markets and anticipated effects of the COVID-19 pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, end markets, results of operations and financial condition and anticipated actions to be taken by management to sustain the Company during the economic uncertainty caused by the pandemic and related governmental and business actions, as well as other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, changes in operating results, market conditions and economic conditions are forward-looking, including those regarding the adverse impact of the COVID-19 pandemic on the Company’s end markets. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “target”, “should”, “could”, “may”, “subject to”, “continues”, “growing”, “projected”, “if”, “potential”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or the Company’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: our ability to effectively execute our business plan in light of the COVID-19 pandemic; the effectiveness of the actions that we take to address the effects of the COVID-19 pandemic; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside the Company’s control; the effects of tariffs and other trade actions taken by the U.S. and other countries; changes in product sales prices and material costs; expected benefits of productivity improvements and cost reduction actions; effects of unfavorable foreign currency exchange rates; the impact of U.S. tax reform legislation; general economic and business conditions; the impact of and the ability to complete and integrate strategic acquisitions; the impact of certain divestitures, including the sale of the Haefely business; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q.

About Hubbell

Hubbell Incorporated is an international manufacturer of high quality, reliable electrical products and utility solutions for a broad range of customer and end market applications. With 2019 revenues of $4.6 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.